SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2003

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	23-2908963
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Item 5.    Other Events

On February 11, 2003, CNB Financial Corporation announced the first quarter dividend of 28 cents per share payable on March 14, 2003 for shareholders of record on March 4, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements: None

(b)	Exhibits:

99 Press	Release Announcing: Dividend Increase and Special Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: February 12, 2003	By:	/s/ JOSEPH B. BOWER, JR
Joseph B. Bower, Jr. Treasurer